ONION LAKE FIRST NATION
                       BOX 100 ONION LAKE, SASK, S0M 2E0
                              PHONE (403) 847-2200
                               FAX (403) 847-2226


                           MEMORANDUM OF UNDERSTANDING

This MEMORANDUM OF UNDERSTANDING made in duplicate this 27th day of October,
1999

BETWEEN

         Viva Gaming & Resorts Inc. (hereafter referred to as "Viva") a body corporate with head offices in Las Vegas NV.

AND

         Chief Wallace Fox, for and on behalf of the Onion Lake First Nation (hereafter referred to as "Onion Lake")

TOGETHER

         The "parties"

         WHEREAS "Viva" is in the business of designing, developing, supplying, financing, and managing gaming facilities in Canada,

         AND WHEREAS "Onion Lake" wishes to develop a casino in the Lloydminster, AB. area

         NOW THEREFORE THIS DEED WITNESSETH THAT:

         1. The parties do hereby enter into this Memorandum of Understanding (hereinafter referred to in this and other documents as the M.O.U.) To set forth their understandings and agreement relating to the development of a gaming facility on Lands to be acquired by "Onion Lake".

         2. "Viva" undertakes to design, develop, and finance a plan for a casino in such location designated by "Onion Lake" and submit those plans for approval. On approval being granted by "Onion Lake", "Viva" undertakes to work with a designated construction company, to construct the required building and support services. "Viva" undertakes to arrange financing, equipment, and supplies to operate the casino in accordance with the approved plans

         3. After constructing and equipping the casino, "Viva" shall manage the casino for a minimum period of five years, or such time as Viva requires to receive a return on investment agreed to by the "parties" in the Casino Management Contract. During that period of time the management contract will provide that "Viva" will train employees approved by "Onion Lake" to operate the casino during the contract, and to manage and operate the casino after termination of the management contract.

         4. "Onion Lake agrees that it shall:

            a. Approve the M.O.U. herein by resolution of the Onion Lake Band Council, and provide such approval to "Viva";

            b. Review such plans and other materials provided by "Viva" quickly and efficiently. If such plans and other materials are not acceptable, advise "Viva" in a brief time, and if necessary return to "Viva" for amendment;

            c. Enter into good faith negotiations with "Viva" exclusively for a period of one year to settle the terms of a comprehensive agreement (Casino Development Agreement) with "Viva" to carry out the financing, planning, development and management of the casino. Such agreement, once approved, shall attach to this M.O.U. as Addendum One;

            d. Enter into good faith negotiation with "Viva" to settle the terms of a management agreement for the five year term to provide management of the casino and training of the employees, such management agreement shall be attached to the Casino Development Agreement as an Addendum Two and shall be a condition to the execution of the Casino Development Agreement.

            e. Enter into a good faith negotiations with "Viva" to settle the terms of any additional agreements relating to the casino, ie., lease agreements, equipment leasing, and a marketing agreement. Such agreements shall be attached to the Casino Development Agreement

            f. Approve all such agreements by appropriate Onion Lake Band Council procedures.

         5. "Viva" shall provide such assistance to "Onion Lake" as it may require to seek appropriate approvals to commence the planning process for developing the casino.

         6. "Viva" shall provide a business plan for "Onion lake" relating to the casino development. Viva shall bear the cost of the business plan provided the casino development proceeds in accordance with the good faith provisions in the foregoing clauses.

         7. The "parties" agree that any plans, designs, or other documents prepared by "Viva" shall be confidential and shall not be disclosed to any other party without the consent of "Viva" such plans, designs, and other documents prepared by "Viva" shall be owned by "Viva" until compensation is received therefor.

         8. The "parties" recognize that the Province of Alberta may have jurisdiction over some of the approvals required to construct and operate a casino in Alberta. Neither "Viva" nor "Onion Lake" shall be in default on any of the approvals required herein if such approvals require the consent of the Province of Alberta and such consent is denied.

            IN WITNESS WHEREOF of the "parties" hereto have executed this agreement on the date and year first above written.


                                              VIVA GAMING & RESORTS Inc.

                                              per /s/ Martin Gross
                                                  ---------------------------

                                              per /s/ Robert Sim
                                                  ---------------------------
                                              3753 Howard Hughes Parkway
                                              Suite 200
                                              Las Vegas Nevada, 89109



                                              ONION LAKE FIRST NATION

                                              per /s/ Wallace Fox
                                                  ---------------------------
                                              Wallace Fox



                                              Box 100
                                              Onion Lake, AB
                                              S0M 2E0